UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2006

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2006, Community Bancshares, Inc. (the “Company”) adopted the Community Bancshares, Inc. Executive Incentive Plan (the “Plan”) for the purpose of aligning the compensation of certain senior officers of the Company and its subsidiaries with the performance of the Company generally and the performance of the officers’ respective areas of responsibility. Pursuant to the terms of the Plan, annual goals are set for the Company, each Plan participant, and each business unit that a Participant manages. In the case of officers who are also members of the Company’s Board of Directors, incentives may be based solely on corporate goals. Corporate goals for performance purposes under the Plan may include one or more of the following in any given year: net income, earnings per share, return on average assets, return on average equity, credit quality measures, efficiency ratio; loan growth; deposit growth; and non-interest revenue growth. For 2006, corporate goals include net income, return on average assets, credit quality measures, efficiency ratio, loan growth, and deposit growth.

At the end of each year, an evaluation of the results versus goals of the Company, each business unit and each Participant will be performed. Performance ratings between 1 and 5 will be assigned, with 1 representing exceptional performance. The performance ratings will be weighted and the corporate rating, business unit rating and individual rating will be added together to determine the overall rating for each Participant.

Each Participant is assigned to one of four Participant levels, with level 1 having the highest bonus opportunity. Awards are determined based on a Participant’s overall performance rating, the Participant level, and the Participant’s base compensation as shown in the following table.

Award Ranges

(As a Percent of Base Compensation)

Overall Rating	Participant Level
	1	2	3	4
1.0-1.49	30-50%	10-30%	0-20%	0-10%
1.5-2.49	20-40%	0-20%	0-10%	0-5%
2.5-3.49	10-30%	0-10%	0-5%	0-2%
3.5-4.49	0%	0%	0%	0%
4.5-5.0	0%	0%	0%	0%

In no event may the total amount of awards exceed the bonus pool established by the Executive Compensation/Benefits Committee (the “Committee”) of the Company’s Board of Directors at the beginning of the year. The maximum amount which may be paid to a Participant in any given year is $250,000.

In order to receive an award, a Participant must be employed by the Company on the award date, except that a Participant will receive a prorated payment in the event of the Participant’s retirement, death, disability or approved leave of absence. The Committee may, in its sole discretion, make an award to a Participant who leaves the Company’s employment for any other reason. Awards are paid in cash within 60 days after the end of the plan year. The Company’s Board of Directors may authorize a prorated payment of awards during a Plan year based on a realization of prorated goals.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Form 8-K, the Plan is attached to this Current Report on Form 8-K as Exhibit 10.1, and the information contained in the Plan is incorporated into this Item 1.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Community Bancshares, Inc. Executive Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and
President

Date: April 3, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Community Bancshares, Inc. Executive Incentive Plan